Exhibit 99.1

E.K. Ranjit

Chief Financial Officer

Digimarc Corporation

503-495-4625

Leslie Constans

Digimarc Public Relations

503-495-4568

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Provides Additional Financial Information on 2004 Guidance

Tualatin, OR – March 5, 2004 – Digimarc Corp. (NASDAQ: DMRC), a leading provider of secure media solutions, today provided additional information concerning its guidance regarding anticipated financial results for the full year ending December 31, 2004.  The guidance being supplemented was provided by the company in its February 24, 2004 earnings release and conference call discussing 2003 results.

The company, in its February 24, 2003 earnings release and conference call, gave guidance as to its full year 2004 revenues of between $94 and $97 million, with an increase in full year 2004 diluted net earnings per share to between $0.30-$0.35 based on 21.25 million weighted average shares.

In December 2001, Digimarc acquired essentially all the assets of the Large Government Programs business of Polaroid Corporation (“LGP”). These assets formed the basis of Digimarc ID Systems (“ID Systems”).  ID Systems accounted for 89% of 2003 revenues and is expected to represent approximately 89% of 2004 revenues.

The LGP strategic acquisition has contributed significantly to propagation of Digimarc’s proprietary digital watermarking technology as a security feature of secure personal identification documents as well as to the company’s significantly improved financial performance during 2003.  ID Systems is expected to continue to comprise a significant majority of the company’s revenues in 2004.  Due to the nature of the ID Systems business and revenue recognition policies, the company incurs significant non-cash charges for depreciation and amortization that it does not incur in association with revenues generated in the Watermarking Solutions area of the business.

Given the relative contribution of ID Systems revenues to total revenues and the inherent differences in financial characteristics of Digimarc’s two primary sources of revenues, the company believes that providing additional detail regarding sources of revenues, gross margins, and certain non-cash expenses will help investors better understand Digimarc’s underlying financial performance and ability to generate cash flow from operations.  Therefore, the company has decided to include in its routine shareholder updates, a breakdown of revenues and gross margins for ID Systems vs. Watermarking Solutions, and add calculation of EBITDA to its reports of operating and net income.

EBITDA stands for earnings before interest, taxes, depreciation and amortization.  Management of the Company believes that EBITDA is helpful to investors as an indicator of the current financial performance of the company and its capacity to fund capital expenditures and working capital requirements.  EBITDA is commonly used as a measure of performance and it is used by securities analysts, investors and other parties in evaluating the company.

In reporting EBITDA, the company will specifically identify the amortization of intangibles from the LGP acquisition.  These intangibles represent the value of long term customer relationships that were among the assets acquired.  They amounted to $23.6 million at December 31, 2003, and are generally amortized over 12 years from the date of acquisition.  The useful life of the underlying contracts is adjusted up or down from time to time, depending on changes in the specific customer relationships due to extensions, renewals, and terminations of the associated contracts.

The additional financial detail referred to above is shown in the following table (in thousands, except per share data):

	2003	2004E (low)	2004E (high)
Total Revenues:
Digital Watermarking	$9,305	$10,000	$11,000
ID Systems	$76,313	$84,000	$86,000
Total	$85,618	$94,000	$97,000
% growth		10%	13%

Gross Margin
Digital Watermarking	60%	60%	62%
ID Systems	44%	42%	44%
Total	46%	44%	46%

Net Income	$1,530	$6,400	$7,500
% growth		318%	390%

EPS	$0.08	$0.30	$0.35

EBITDA	$13,107	$17,600	$19,400
% growth		34%	48%

EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), should not be considered by the reader as an alternative to net income as an indicator of the company’s operating performance, and is not indicative of cash available to fund all cash flow needs.  Investors are cautioned that EBITDA, as calculated by the company, may not be comparable to similarly titled but differently calculated measures employed by other companies.  EBITDA is not a measure derived in accordance with GAAP and excludes components that may be important to understanding Digimarc’s overall financial performance. Digimarc’s EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP.

The GAAP measure most comparable to EBITDA is net income. Digimarc expects that its net income in 2004 will be in the range of $6.4-$7.5 million, an increase of 318% to 390% over net income in 2003, based on projected 10-13% growth in total revenues. A reconciliation of Digimarc’s calculation of EBITDA in 2003 and 2004 to expected net income for the same periods is presented in the table below and on Digimarc’s Web site (www.Digimarc.com).

The reconciliation of GAAP and Non-GAAP Financial Measures for 2003 and 2004 Anticipated Financial Results is included in the following table (in thousands):

	2003	2004E (low)	2004E (high)
Net income	$1,530	$6,400	$7,500
% growth		318%	390%
Provision for taxes	203	200	300
Interest income, net	(673)	(700)	(700)
Amortization (contained in OpEx)	4,559	2,400	2,400
Depreciation (OpEx portion)	2,076	1,800	2,000
Depreciation (COGS portion)	5,412	7,500	7,900
EBITDA	$13,107	$17,600	$19,400
% growth		34%	48%

In another innovation intended to provide greater information to the investor community, Digimarc has added an industry news section to www.digimarc.com which highlights links to news articles about the adoption of digital watermarking.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements relating to financial guidance for Digimarc’s  fiscal year ending Dec. 31, 2004, and other statements containing words such as “believes,” “expects,” “estimates” or “anticipates” and words of similar import or statements of management’s opinion. These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to, among other things, unforeseen difficulties with the company’s new accounting systems and processes, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends. More detailed information about risk factors that may affect actual results of the company is set forth in filings by Digimarc with the Securities and Exchange Commission, including, but not limited to, in the company’s Form 10-Q for the fiscal quarter ended Sept. 30, 2003, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview,” “Critical Accounting Policies and Estimates,” “Liquidity and Capital Resources,” “Risks Related to Our Business” and “Risks Related to Our Market.” Guidance offered by Digimarc represents a point-in-time estimate made by management of Digimarc. Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements, including guidance, in order to reflect events or circumstances that may arise after the date of this press release, whether they arise as a result of new information, future events, or otherwise.